Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
TWL CORPORATION
FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 2007
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer of TWL Corporation, a Utah corporation (the "Company"). I am delivering this certificate in connection with the Form 10-KSB of the Company for the year ended June 30, 2007 and filed with the Securities and Exchange Commission ("Form 10-K").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-KSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 12, 2007

/s/ Dennis J. Cagan
Dennis J. Cagan
Chief Executive Officer